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                                                                   Exhibit 10.46

                                AMENDMENT TO THE
                          ALLIED WASTE INDUSTRIES, INC.
                 AMENDED AND RESTATED 1994 INCENTIVE STOCK PLAN

      THIS AMENDMENT, is made and entered into on December 12, 2002, by ALLIED WASTE INDUSTRIES, INC., a Delaware corporation ("Employer").

                                R E C I T A L S:

      1. The Employer maintains the Allied Waste Industries, Inc. Amended and Restated 1994 Incentive Stock Plan ("Plan");

      2. The Employer has reserved the right to amend the Plan in whole or in part; and

      3.    The Employer intends to amend the Plan.

      THEREFORE, the Employer hereby adopts this Amendment as follows:

      1.    Section 2(m) of the Plan is amended to read as follows:

            "Fair Market Value" of a share of Common Stock on any date is (i) the closing sales price on that date (or if that date is not a business day, on the immediately preceding business day) of a share of Common Stock as reported on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading; (ii) if not so reported, the average of the closing bid and asked prices for a share of Common Stock on that date (or if that date is not a business day, on the immediately preceding business day) as quoted on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or (iii) if not quoted on NASDAQ, the average of the closing bid and asked prices for a share of Common Stock as quoted by the National Quotation Bureau's "Pink Sheets" or the National Association of Securities Dealers' OTC Bulletin Board System. If the price of a share of Common Stock is not so reported, the Fair Market Value of a share of Common Stock shall be determined by the Committee in its absolute discretion.

      2. Section 2 of the Plan is amended by adding the following new definition:

            "Qualified Domestic Relations Order" shall mean a qualified domestic relations order as defined in the Code, Title I of the Employee Retirement Income Security Act, or in the rules and regulations as may be in effect from time to time thereunder.

      3. Section 4 of the Plan is amended by adding the following sentence to the end of the first paragraph:
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            For purposes of grants and awards pursuant to, and the
      administration of this Plan under, Sections 4 through 25, the term "Committee" and "Board" shall be used interchangeably.

      4. Section 4 of the Plan is amended by adding the following new paragraph to the end of that Section:

            The Committee or Board may delegate to an officer of the Corporation the authority to make decisions pursuant to this Plan; provided, however, that no such delegation may be made that would cause any award or other transaction under the Plan to cease to be exempt from Section 16(b) of the Exchange Act. The Committee may authorize any one or more of its members or any officer of the Company to execute and deliver documents on behalf of the Committee.

      5.    Section 6(c)(3) of the Plan is to read as follows:

            An Option shall be exercised by delivering notice to the Company's principal office, to the attention of its Secretary, along with the agreement evidencing the Option and payment for shares of Common Stock to be purchased upon the exercise of the Option. The notice must specify the number of shares of Common Stock with respect to which the Option is being exercised and must be signed by the Participant. Payment shall be made either (A) in cash, by certified check, bank cashier's check or wire transfer, (B) subject to the approval of the Committee, in shares of Common Stock owned by the Participant for a period of at least six months prior to the effective date on which the Option is exercised and valued at their Fair Market Value on the effective date of such exercise, (C) subject to the approval of the Committee, in the form of a "cashless exercise" (as described below) or (D) subject to the approval of the Committee, in any combination of the foregoing. Any payment in shares of Common Stock shall be effected by the delivery of such shares to the Secretary of the Company, duly endorsed in blank or accompanied by stock powers duly executed in blank, together with any other documents and evidences as the Secretary of the Company shall require from time to time. The effective date on which an Option is exercised shall be established by the Secretary and shall occur within an administrative reasonable period of time (but no later than five business days) after the Secretary receives the notice, agreement, and payment referred to above. Prior to the exercise date, the Optionee may withdrawal the notice, in which case the Option will not be exercised.

            The cashless exercise of an Option shall be pursuant to procedures whereby the Participant by written notice, directs (A) an immediate market sale or margin loan respecting all or a part of the shares of Common Stock to which he is entitled upon exercise pursuant to an extension of credit by a brokerage firm (or other party that is not affiliated with the Company) of the exercise price, (B) the delivery of the shares of Common Stock directly from the Company to a brokerage firm and (C) delivery of the exercise price from the sale or the margin loan proceeds from the brokerage firm directly to the Company.

      6.    Section 6(c)(5) of the Plan is amended to read as follows:

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            Certificates for shares of Common Stock purchased upon the exercise of an Option shall be issued in the name of the Participant or permitted transferee of the Participant and delivered to the Participant or permitted transferee as soon as practicable following the later of (A) the effective date on which the Option is exercised or (B) the date withholdings are made by the Company (or an amount sufficient to satisfy such withholdings are received by the Company) with respect to the Option that is exercised; provided, however, that such delivery shall be effected for all purposes when a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to the Participant or permitted transferee. If withholdings are to be transmitted to the Company and are not timely received, to satisfy its withholding obligation, the Company may withhold a portion of the shares of Common Stock that would otherwise be issued to the Participant upon the exercise of the Option, sell such shares, and use the proceeds from such shares to satisfy the Company's withholding obligations.

      7.    Section 6(c)(6) of the Plan is amended to read as follows:

                  Except as set forth in this Section 6(c)(6), during the lifetime of a Participant, each Option granted to him shall be exercisable only by him or a broker-dealer acting on his behalf pursuant to Section 6(c)(4). No Option shall be assignable or transferable for value. Each Option may be assigned by a Participant by will or by the laws of descent and distribution, or pursuant to a Qualified Domestic Relations Order. Non-Qualified Stock Options may be assigned to: (A) a child, stepchild, grandchild, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, (B) any person sharing the Participant's household (other than a tenant or employee), (C) a trust in which the persons described in (A) or (B) (or the Participant) hold more than 50% of the beneficial interest or (D) a private foundation in which the persons described in (A) or (B) (or the Participant) own more than 50% of the voting interests. A transfer to any entity in which more than 50% of the voting interests are owned by the persons described in (A) or (B) (or the Participant) in exchange for an interest in that entity shall not constitute a transfer for value.

      8. Section 6 of the Plan is amended by adding the following new paragraphs to the end of that Section:

            (f) Buyout of Options. The Committee may at any time (i) offer to buy out for a payment of cash or cash equivalents an Option previously granted, or (ii) authorize a holder of an Option to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

            (g) Definitions. For purposes of this Section 6, "month" means 31 calendar days beginning with the calendar day on which the relevant event occurs, and "year" means 365 calendar days beginning with the calendar day on which the relevant event occurs.

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      9.    The first sentence in the first paragraph of Section 7 of the Plan is amended to read as follows:

            The Committee may grant shares of Restricted Stock pursuant to the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, full-recourse promissory notes, past services or future services. Each grant of shares of Restricted Stock shall be evidenced by an agreement in such form as the Committee shall from time to time approve.

      10.   Section 7(c) of the Plan is amended to read as follows:

            (c) Transfers Prior to Vesting. Prior to the vesting of a share of Restricted Stock, a Participant shall be entitled to assign or transfer such share and all of the rights related thereto to the extent permitted by this Section 7(c). Any such assignment or transfer must not be for value. Any such assignment or transfer is limited to an assignment or transfer to: (i) a child, stepchild, grandchild, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, (ii) any person sharing the Participant's household (other than a tenant or employee),
      (iii) a trust in which the persons described in (i) or (ii) (or the Participant) hold more than 50% of the beneficial interest or (iv) a private foundation in which the persons described in (i) or (ii) (or the Participant) own more than 50% of the voting interests. A transfer to any entity in which more than 50% of the voting interests are owned by the persons described in (i) or (ii) (or the Participant) in exchange for an interest in that entity shall not constitute a transfer for value.

      11. Section 7(d)(i) of the Plan is amended by changing the address listed therein from "7201 East Camelback Road, #375, Scottsdale, Arizona 85251" to "15880 North Greenway-Hayden Loop, Suite 100, Scottsdale, Arizona 85260."

      12. The last sentence in Section 7(f)(i) of the Plan is amended to read as follows:

            Such portion may equal zero, and any non-vested shares shall be forfeited as of the commencement of business on the date of the Participant's termination of employment.

      13. Section 7 is amended by adding the following new paragraph to the end of that Section:

            (h) Voting and Dividend Rights. The holders of Restricted Stock awarded under this Plan shall have the same voting, dividend and other rights as the Company's other stockholders (except that the transfer of such shares is limited in accordance with Section 7(c) prior to vesting); provided, however, that the Committee may require in the agreement granting the Restricted Stock that cash dividends be invested in additional shares of Restricted Stock, subject to the same conditions and restrictions as the Incentive Award with

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      respect to which the dividends were paid.

      14. The last sentence in Section 9(d)(i) of the Plan is amended to read as follows:

            Such portion may equal zero, and any non-vested shares shall be forfeited as of the commencement of business on the date of the Participant's termination of employment.

      15.   Section 20 of the Plan is amended to read as follows:

            Upon the death of a Participant, outstanding Incentive Awards granted to such Participant may be exercised only by the executors or administrators of the Participant's estate or by any person or persons who shall have acquired such right to exercise by will or by the laws of descent and distribution or by assignment or transfer from the Participant as contemplated by Sections 6(c)(6) and 7(c) above. No transfer by will or the laws of descent and distribution, or as contemplated by Sections 6(c)(6) and 7(c) above, of any Incentive Award, or the right to exercise any Incentive Award, shall be effective to bind the Company unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will, assignment, or transfer document and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Incentive Award that are or would have been applicable to the Participant and to be bound by the acknowledgments made by the Participant in connection with the grant of the Incentive Award.

      16.   The Plan is amended by adding the following new Section:

      24.   DEFERRAL OF DELIVERY OF SHARES

            The Committee (in its sole discretion) may permit or require a Participant who receives an Incentive Award to have Common Shares that would otherwise be delivered to the Participant converted into a deferred compensation account established for such Participant by the Committee as an entry on the Company's books. Such amounts shall be determined by reference to the Fair Market Value of such Common Shares as of the date they otherwise would have been delivered to the Participant. A deferred compensation account established under this Section 24 may be credited with interest or other forms of investment return, as determined by the Committee. A Participant for whom such an account is established shall have no rights other than those of a general creditor of the Company. Such an account shall represent an unfunded and unsecured obligation of the Company and shall be subject to the terms and conditions of the applicable agreement between the Participant and the Company; provided, however, that the Committee may elect to establish a trust for the purpose of securing any such obligation. If the deferral of Incentive Awards is permitted or required, the Committee (in its sole discretion) may establish rules, procedures and forms pertaining to such Incentive Awards, including (without limitation) the settlement of deferred compensation accounts established under this Section 24.

      17.   The Plan is amended by adding the following new Section:

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      25.   COMPLIANCE WITH THE EXCHANGE ACT

            With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provisions of the Plan or action by the Committee or Board fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee or Board.

      18.   The Effective Date of this Amendment shall be December 12, 2002.

      19. Except as amended, all of the terms and conditions of the Plan shall remain in full force and effect.

                                     ALLIED WASTE INDUSTRIES, INC., a
                                       Delaware corporation



                                     By /s/ Steven M. Helm
                                       -----------------------------------------
                                       Steven M. Helm, Vice President, Legal and
                                       Corporate Secretary



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